Exhibit (a)(5)(ii)

LIBERTY MEDIA CORPORATION

OFFER TO PURCHASE FOR CASH
UP TO 8,849,500 SHARES OF ITS
LIBERTY CAPITAL SERIES A COMMON STOCK
AND
LIBERTY CAPITAL SERIES B COMMON STOCK,
AT A PURCHASE PRICE NOT GREATER THAN $113.00
OR LESS THAN $105.00 PER SHARE

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS
EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 5, 2007,
UNLESS THE TENDER OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration is an offer to purchase, dated March 7, 2007, and related letter of transmittal in connection with a tender offer being conducted by Liberty Media Corporation, a Delaware corporation (“Liberty Media”). Liberty Media is offering (the “Tender Offer”) to purchase for cash up to 8,849,500 shares of its Liberty Capital Series A and Series B common stock from its stockholders at a purchase price not greater than $113.00 per share or less than $105.00 per share, net to the seller in cash, less any applicable withholding taxes, without interest, upon the terms and subject to the conditions of the Tender Offer. The Tender Offer will be conducted upon the terms and subject to the conditions set forth in the offer to purchase, dated March 7, 2007, and the letter of transmittal. The shares of Liberty Capital Series and Series B common stock are referred to as the “Shares”.

On the terms and subject to the conditions of the Tender Offer, Liberty Media will determine the single per share price, not greater than $113.00 or less than $105.00 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, that Liberty Media will pay for Shares properly tendered and not properly withdrawn in the Tender Offer, taking into account the total number of Shares so tendered and the prices specified by the tendering stockholders. Liberty Media will select the lowest purchase price that will allow it to purchase 8,849,500 Shares pursuant to the Tender Offer, or such fewer number of Shares as are properly tendered and not properly withdrawn. The purchase price for the shares of Liberty Capital Series A and Series B common stock will be identical.

Liberty Media will purchase at the purchase price all shares of Liberty Capital Series A and Series B common stock properly tendered before the expiration date (as specified in the offer to purchase) at prices at or below the purchase price and not validly withdrawn, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Tender Offer, including the “odd lot,” proration and conditional tender provisions thereof. See Section 1 of the offer to purchase. Shares tendered at prices in excess of the purchase price and Shares that Liberty Media does not accept for purchase because of the odd lot priority, proration and conditional tender provisions will be returned at Liberty Media’s expense to the stockholders who tendered such Shares, as promptly as practicable after the expiration date. Liberty Media expressly reserves the right, in its sole discretion, to purchase more than 8,849,500 Shares in the Tender Offer, subject to applicable law.

If, at the expiration date, more than 8,849,500 Shares (or such greater number of Shares as Liberty Media may elect to purchase) are properly tendered and not properly withdrawn at or below the purchase price for the Shares, Liberty Media will purchase 8,849,500 Shares (or such greater number), on the following basis:

first, from all of the holders of “odd lots” of less than 100 Shares who properly tender all of their Shares at or below the purchase price and do not properly withdraw them before the expiration date;

second, from all other stockholders who properly tender Shares at or below the purchase price and do not properly withdraw them, on a pro rata basis (except for stockholders who tendered Shares conditionally if the condition was not satisfied); and

third, only if necessary to permit Liberty Media to purchase 8,849,500 Shares (or such greater number of Shares as Liberty Media may elect to accept for payment, subject to applicable law), from stockholders who have conditionally tendered Shares at or below the purchase price and do not properly withdraw them (if the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose Shares are conditionally tendered must have tendered all of their Shares.

We are the owner of record of Liberty Capital Series A shares and/or Series B shares held for your account. As such, we are the only ones who can tender your Liberty Capital Series A shares and/or Series B shares, and we may do so only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE THEM TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

Please instruct us as to whether you wish us to tender any or all of the Liberty Capital Series A shares and/or Series B shares we hold for your account on the terms and subject to the conditions of the Tender Offer.

We call your attention to the following:

1. The purchase price will be no greater than $113.00 per Share nor less than $105.00 per Share, net to you in cash, without interest.

2. The Tender Offer is not conditioned upon any minimum number of Shares being tendered. The Tender Offer is, however, subject to certain other conditions set forth in Section 7 of the offer to purchase.

3. The Tender Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on April 5, 2007, unless Liberty Media extends the Tender Offer.

4. The Tender Offer is for 8,849,500 shares of Liberty Capital Series A and Series B common stock, constituting approximately 6.3% and 1.1% of Liberty Media’s outstanding shares of Liberty Capital common stock and common stock of all series of Liberty Media, respectively, outstanding as of January 31, 2007.

5. If you hold beneficially or of record an aggregate of fewer than 100 Shares, and you instruct us to tender on your behalf all such shares at or below the purchase price before the expiration date, Liberty Media, upon the terms and subject to the conditions of the Tender Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares, properly tendered at or below the purchase price. To make such an instruction, complete the section captioned “Odd Lots” in the attached Instruction Form.

6. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares, as the case may be. We must submit separate letters of transmittal on your behalf for each price you will accept for each portion tendered.

7. If you wish to condition your tender upon the purchase of all Shares tendered by you or upon Liberty Media’s purchase of a specified minimum number of such Shares that you tender, you may elect to do so and thereby avoid possible proration of your tender. Liberty Media’s purchase of Shares from all tenders which are so conditioned, to the extent necessary, will be determined by random lot. To elect such a condition, complete the section captioned “Conditional Tender” in the attached Instruction Form. To be eligible for purchase by random lot, beneficial holders whose Shares (as the case may be) are conditionally tendered must have tendered all of their Shares.

8. The board of directors of Liberty Media has approved the Tender Offer. However, neither Liberty Media nor its board of directors makes any recommendation to stockholders as to whether to tender or refrain from tendering their Shares. Stockholders must make their own decision as to whether to tender their Shares and, if so, how many Shares to tender and at what price.

If you wish to have us tender any or all of your Liberty Capital Series A and/or Series B shares, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached instruction form.

YOUR INSTRUCTION FORM FOR SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE. THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 5, 2007, UNLESS LIBERTY MEDIA EXTENDS THE TENDER OFFER.

The Tender Offer is being made solely under the offer to purchase and the letter of transmittal and is being made to all record holders of shares of Liberty Capital Series A common stock and all record holders of shares of Liberty Capital Series B common stock. The Tender Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Tender Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Liberty Media may, in its discretion, take any actions necessary for it to make the Tender Offer to its stockholders in any such jurisdiction.

LIBERTY MEDIA CORPORATION

OFFER TO PURCHASE FOR CASH
UP TO 8,849,500 SHARES OF ITS
LIBERTY CAPITAL SERIES A COMMON STOCK
AND
LIBERTY CAPITAL SERIES B COMMON STOCK,
AT A PURCHASE PRICE NOT GREATER THAN $113.00
OR LESS THAN $105.00 PER SHARE

The undersigned acknowledge(s) receipt of the enclosed offer to purchase dated March 7, 2007, and the related letter of transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer (the “Tender Offer”) by Liberty Media Corporation, a Delaware corporation (“Liberty Media”), to purchase up to 8,849,500 shares of its Liberty Capital Series A common stock, par value $0.01 per share, and Liberty Capital Series B common stock, par value $0.01 per share, at a purchase price not greater than $113.00 per share or less than $105.00 per share, net to the seller in cash, less any applicable withholding taxes, without interest, upon the terms and subject to the conditions of the Tender Offer. The shares of Liberty Capital Series and Series B common stock are referred to as the “Shares”.

The undersigned understands that, on the terms and subject to the conditions of the Tender Offer, Liberty Media will determine the single per share price, not greater than $113.00 or less than $105.00 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, that Liberty Media will pay for Shares properly tendered and not properly withdrawn in the Tender Offer, taking into account the total number of Shares so tendered and the prices specified by the tendering stockholders. Liberty Media will select the lowest purchase price that will allow it to purchase 8,849,500 Shares pursuant to the Tender Offer, or such fewer number of Shares as are properly tendered and not properly withdrawn. The purchase price for the shares of Liberty Capital Series A and Series B common stock will be identical.

Shares tendered at prices in excess of the purchase price and shares that Liberty Media does not accept for purchase because of the odd lot priority, proration and conditional tender provisions will be returned at Liberty Media’s expense to the stockholders who tendered such shares, as promptly as practicable after the applicable expiration date.

The undersigned hereby instruct(s) you to tender to Liberty Media the number of shares of Liberty Capital Series A and/or Series B common stock indicated below or, if no number is indicated, all shares of Liberty Capital Series A and Series B common stock you hold for the account of the undersigned, at a purchase price per share indicated below, under the terms and subject to the conditions of the Tender Offer.

Aggregate number of Shares to be tendered by you for the account of the undersigned:

_ _ Shares*

*	UNLESS OTHERWISE INDICATED, ALL OF THE SHARES OF COMMON STOCK HELD FOR THE ACCOUNT WILL BE TENDERED.

CHECK EXACTLY ONE BOX ON THIS PAGE. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU DO NOT
CHECK ANY BOX, YOU WILL HAVE FAILED TO VALIDLY TENDER ANY SHARES

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER
(See Instruction 6 of the Letter of Transmittal)

☐	The undersigned wants to maximize the chance of having Liberty Media purchase all Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box instead of one of the price boxes below, the undersigned hereby tenders Shares and is willing to accept the purchase price determined by Liberty Media pursuant to the Tender Offer. If you agree to accept the purchase price determined by Liberty, your Shares will be deemed to be tendered at the minimum price of $105.00 per share. You should understand that this election may lower the purchase price paid for all purchased Shares in the Tender Offer and could result in your Shares being purchased at the minimum price of $105.00 per share.

— OR —

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
(See Instruction 6 of the Letter of Transmittal)

By checking one of the boxes below instead of the box above, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the purchase price for the Shares is less than the price checked below. A stockholder who desires to tender Shares at more than one price must complete a separate letter of transmittal for each price at which the stockholder tenders such shares. You cannot tender the same LCAPA or LCAPB shares at more than one price, unless you have previously validly withdrawn those shares tendered at a different price in accordance with Section 4 of the Offer to Purchase.

Price (in dollars) per Share at which Shares are being tendered:

☐ $	105.00	☐ $	106.30	☐ $	107.60	☐ $	108.90	☐ $	110.20	☐ $	111.50	☐ $	112.80
☐ $	105.10	☐ $	106.40	☐ $	107.70	☐ $	109.00	☐ $	110.30	☐ $	111.60	☐ $	112.90
☐ $	105.20	☐ $	106.50	☐ $	107.80	☐ $	109.10	☐ $	110.40	☐ $	111.70	☐ $	113.00
☐ $	105.30	☐ $	106.60	☐ $	107.90	☐ $	109.20	☐ $	110.50	☐ $	111.80
☐ $	105.40	☐ $	106.70	☐ $	108.00	☐ $	109.30	☐ $	110.60	☐ $	111.90
☐ $	105.50	☐ $	106.80	☐ $	108.10	☐ $	109.40	☐ $	110.70	☐ $	112.00
☐ $	105.60	☐ $	106.90	☐ $	108.20	☐ $	109.50	☐ $	110.80	☐ $	112.10
☐ $	105.70	☐ $	107.00	☐ $	108.30	☐ $	109.60	☐ $	110.90	☐ $	112.20
☐ $	105.80	☐ $	107.10	☐ $	108.40	☐ $	109.70	☐ $	111.00	☐ $	112.30
☐ $	105.90	☐ $	107.20	☐ $	108.50	☐ $	109.80	☐ $	111.10	☐ $	112.40
☐ $	106.00	☐ $	107.30	☐ $	108.60	☐ $	109.90	☐ $	111.20	☐ $	112.50
☐ $	106.10	☐ $	107.40	☐ $	108.70	☐ $	110.00	☐ $	111.30	☐ $	112.60
☐ $	106.20	☐ $	107.50	☐ $	108.80	☐ $	110.10	☐ $	111.40	☐ $	112.70

You will not have validly tendered your Shares unless you check one and only one box in this frame.

ODD LOTS
(See Instruction 11 of the Letter of Transmittal)

To be completed only if the Shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) thereof, Shares with respect to which it is record holder and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial or record owner of an aggregate of fewer than 100 Shares and is tendering all of such shares.

In addition, the undersigned is tendering Shares either (check one box):

☐	at the price determined by Liberty Media pursuant to the Tender Offer (persons checking this box need not indicate the price per share above); or

☐	at the price per share indicated under the heading “Shares Tendered At Price Determined By Stockholder.”

CONDITIONAL TENDER
(See Instruction 7 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of Shares upon Liberty Media purchasing a specified minimum number of the Shares tendered by the tendering stockholder, all as described in Section 6 of the Offer to Purchase “Conditional Tender of Shares.” Unless at least the minimum number of Shares indicated below is purchased by Liberty Media from the tendering stockholder pursuant to the terms of the Tender Offer, none of the Shares tendered by the tendering stockholder will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of Shares that must be purchased from the tendering stockholder if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from the tendering stockholder, if any are purchased, is: Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, Liberty Media may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and, if true, checked the following box:

☐	The tendered Shares represent all Shares held by the undersigned.

THIS DOCUMENT SHOULD BE FORWARDED TO US (AND NOT THE DEPOSITARY). THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, AMPLE TIME SHOULD BE ALLOWED TO ASSURE THAT WE HAVE SUFFICIENT TIME TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE.

SIGNATURE BOX

Signature(s) _ _

Dated: _ _, 2007

Name(s) and address(es): _ _

(Please Print)

Area Code and Telephone Number: _ _

Taxpayer Identification or Social Security Number: _ _